Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-125872) pertaining to the Forward Air Corporation 2005 Employee Stock Purchase Plan,
2.Registration Statement (Form S-8 No. 333-211256) pertaining to the Forward Air Corporation 2016 Omnibus Incentive Compensation Plan and the Forward Air Corporation Amended and Restated Non-Employee Director Stock Plan,
3.Registration Statement (Form S-8 No. 333-280279) pertaining to the Forward Air Corporation 2016 Omnibus Incentive Compensation Plan, as amended,
4.Registration Statement (Form S-8 No. 333-288037) pertaining to the Forward Air Corporation 2025 Omnibus Incentive Compensation Plan and Forward Air Corporation 2025 Non-Employee Director Stock Plan, and
5.Registration Statement (Form S-3 No. 333-280102) of Forward Air Corporation.

of our report dated March 24, 2025, with respect to the consolidated financial statements of Forward Air Corporation included in this Annual Report (Form 10-K) of Forward Air Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Atlanta, GA
March 11, 2026